                                                                 EXHIBIT 10.14.5





                       FOURTH AMENDMENT TO LEASE AGREEMENT

         This Fourth Amendment to Lease Agreement (the "Fourth Amendment"), made and dated this 28 day of April, 2003, by and between COUSINS LORET VENTURE, L.L.C., a Georgia limited liability company, as successor-in-interest to CSB-GEORGIA LIMITED PARTNERSHIP, a Georgia limited partnership ("CSB") (the "Landlord") and LODGIAN, INC., a Delaware corporation, as successor-in-interest to IMPAC HOTEL GROUP, L.L.C. (the "Tenant"), is effective July 1, 2003 (the "Effective Date").

                                    RECITALS:

         WHEREAS, CSB as predecessor-in-interest to Landlord and IMPAC HOTEL GROUP, L.L.C., as predecessor-in-interest to Tenant entered into that certain Lease Agreement dated April 7, 1997 (the "Lease"), for that certain office space consisting of 21,817 square feet of net rentable area, located on the 7th floor at the Building known as Two Live Oak, 3445 Peachtree Road NE, Atlanta, Georgia 30326 (the "Leased Premises"), with a Lease Term beginning on July 7, 1997 and ending at midnight on June 30, 2003;

         WHEREAS, the Lease was amended by First Amendment to Lease Agreement dated May 8, 1998 (the "First Amendment"), whereby 7,597 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises from 21,817 square feet to 29,414 square feet;

         WHEREAS, the Lease was amended by Second Amendment to Lease Agreement dated June 7, 2000 (the "Second Amendment"), whereby 4,910 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises from 29,414 square feet to 34,324 square feet;

         WHEREAS, the Lease was amended by Third Amendment to Lease Agreement dated April 1, 2002, whereby 12,507 square feet of net rentable area, on the 3rd floor of the Building, was withdrawn from the Leased Premises, thereby reducing the net rentable area from 34,324 square feet to 21,817 square feet;

         WHEREAS, Landlord and Tenant wish to extend the Lease Term; and

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that, effective on the Effective Date:

         1. The Lease Term shall be extended for a period of twenty-six (26) months, so that the Lease is now scheduled to expire at midnight on August 31, 2005 (the "Extension Term").


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         2.    Net Rental for the Leased Premises, during the Extension Term, is set forth below:

                                                              Annual Net
                                              Square Feet     Rental Rate
                                                of Net        Per Square
                                               Rentable       Foot of Net
          From                Through            Area        Rentable Area
  ----------------------------------------------------------------------------
        07-01-03             07-31-04           21,817          $18.50
        08-01-04             08-31-05           21,817          $19.50

      3.       a)      Notwithstanding anything contained in this Fourth
Amendment to the contrary, Tenant shall not be obligated to pay the Net Rental under the Lease, (the "Abated Rent"), for calendar months January, 2004 and January 2005 (the "Abatement Period"), provided Tenant is not then in default under any of the terms and conditions of the Lease at any time during the Abatement Period.

               b) Upon the occurrence of any of event of material default, and in addition to any other remedies provided to Landlord under the Lease, Landlord shall be entitled to recover as damages, without limitation, the total amount of such Abated Rent, without any notice or demand whatsoever.

      4.       a)      Landlord agrees to contribute an allowance of
forty-three thousand six hundred thirty-four dollars ($43,634.00) (the "Extension Construction Allowance") for the plans and construction of the improvements, to be constructed by Landlord, within the Leased Premises (the "Tenant Improvements"). Any costs that exceed the Extension Construction Allowance ("Tenant's Cost") shall be paid to Landlord by Tenant, upon demand.

               b) Notwithstanding anything contained in the Lease to the contrary, if the total cost of the Tenant Improvements shall be less than the sum of the Extension Construction Allowance and any payment previously made to Landlord with respect thereto, Landlord and Tenant understand and agree that the Leased Premises shall receive the benefit of such excess Extension Construction Allowance, that such excess shall not be used for any other purpose and, further, in no event shall Landlord be obligated to disburse any portion of the Extension Construction Allowance at any time following the last day of the twelfth (12th) month from the Effective Date.

               c) Tenant agrees to pay to Landlord, or Landlord's designated agent, a fee for program management of the construction of the Tenant Improvements, in an amount equal to three and one half percent (3-1/2%) of the total costs of the plans and the Tenant Improvements, which shall be deducted from the Extension Construction Allowance.

               d) Tenant shall not make any alterations, additions or improvements in or to the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall not make any alterations, additions or improvements to any common areas without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole discretion. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable codes, laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises, including OSHA Regulations.

                e) Other than set forth above, Tenant agrees to accept the Leased Premises in its then existing condition (on an "as-is" basis).



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         5.       Exhibit "H" (Renewal Option) of the Lease shall be deleted entirely.

         6. Tenant shall not be obligated or required to pay Additional Rental, as set forth in Article 2.03 of the Lease, during the Extension Term or the "Renewal Term," as defined below.

         7.       a)    Provided Tenant is not in default under any of the terms
and conditions of the Lease, Tenant may extend the Term of the Lease for a period of one (1) year (the "Renewal Term") by giving written notice to Landlord at least six (6) months prior to the expiration of the Extension Term. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew unless Tenant is not in default on the date Tenant exercises such option and on the last day of the Extension Term.

                  b) If Tenant exercises its option to renew, the Net Rental shall be calculated at the annual rate of $20.50 per square foot of net rentable area.

                  c) If Tenant shall fail to exercise its option for the Renewal Term, or if all conditions set forth above are not entirely satisfied, the Lease shall expire at the expiration of the Extension Term and Tenant shall have no further right thereafter to renew the Lease or to require any interest whatsoever in the Leased Premises.

                  d) This option to renew is not transferable and shall be "personal" to Tenant as set forth above and that, in no event, will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

         8. The parties hereto acknowledge that in this transaction, Cousins Properties Incorporated, a Georgia corporation, has acted as agent for Landlord and shall be paid a commission by Landlord for representation, pursuant to a separate agreement. No one has acted as agent for Tenant. Landlord and Tenant each represent and warrant to the other that, except as provided herein, neither of them has employed or dealt with any broker, agent or finder in the negotiations of this Fourth Amendment and each party shall indemnify and hold the other party harmless from and against any liability, claim, damage, cost or expense in the event of the inaccuracy of such representations and warranty.

         Except as modified herein, all other terms and conditions of the Lease, as the same may have been previously modified from time to time, between the parties above described, shall continue in full force and effect.

         The undersigned officers and representatives of the parties executing this Fourth Amendment represent and warrant that they are officers of the parties with authority to execute this Fourth Amendment on behalf of the parties.

         All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.


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

         IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date and year first above written.

LANDLORD:

COUSINS LORET VENTURE, L.L.C.,
a Georgia limited liability company

By:      COUSINS PROPERTIES INCORPORATED,
         a Georgia corporation, member

By:      /s/ Jack A. LaHue
         --------------------------------------------
         Jack A. LaHue                                (print or type name)
         ---------------------------------------------
Its:     Senior Vice President
         ---------------------------------------------

                           [Corporate Seal]

         By:      LORET HOLDINGS, L.L.L.P.,
                  a Georgia limited liability limited partnership,
                  member

                  By:      PEACHTREE INVESTORS, L.P.
                           a Pennsylvania limited partnership,
                           general partner

                  By:      /s/ Douglas M. Firstenberg
                           --------------------------------------------
                           Douglas M. Firstenberg
                  Its:     General Partner

                                    [Corporate Seal]


TENANT:

LODGIAN, INC.,
a Delaware corporation


By:      /s/ Daniel E. Ellis
         ---------------------------------------------
         Daniel E. Ellis                              (print or type name)
         ---------------------------------------------
Its:     Senior Vice President
         ---------------------------------------------

                           [Corporate Seal]



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